Exhibit 10.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into effective as of November 6, 2026 by Trident Digital Tech Holdings Ltd, a Cayman Islands exempted company with limited liability (the “Company”), and Soon Huat Lim, the chief executive officer and director of the Company (“Lender”), with reference to the following facts:

WHEREAS, the Company is indebted to the Lender for working capital loans in the aggregate principal amount of approximately $5,125,000 as evidenced by that certain Promissory Note, dated October 31, 2026, issued by the Company to the Lender (the “Promissory Note”), and the Company and Lender desire to convert $3,000,000 of such indebtedness (the “Debt”) into 4,615,384 Class B ordinary shares of par value $0.0024 each in the Company, being the number of Class B ordinary shares equal to the Debt divided by the Conversion Price (as defined below), rounded down to the nearest whole share (the “Consideration Shares”).

WHEREAS, the Company and Lender intend this conversion to be completed pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Company agree as follows:

1. Conversion of debt to Consideration Shares. Effective as of the date hereof, the entirety of the Debt shall be converted into (and the Lender hereby subscribes for) the Consideration Shares at a price of US$0.65 per Class B ordinary share, which is based on the official closing price of the Class B Ordinary Shares on November 6, 2026 (the “Conversion Price”), and the Company shall, within three (3) business days after the date hereof, (i) authorize the approval and issuance of the Consideration Shares to the Lender and (ii) ensure the Company’s shareholder register maintained by the Company’s transfer agent is updated to record the issuance of the Consideration Shares to the Lender. Upon the issuance of the Consideration Shares to the Lender and the recording thereof in the Company’s shareholder register, the Debt will be automatically and unconditionally discharged and released in full, and the outstanding principal amount of the Promissory Note shall be reduced by the amount of the Debt. Any amounts outstanding under the Promissory Note in excess of the Debt shall remain outstanding in accordance with its terms. If the Debt constitutes all amounts outstanding under the Promissory Note, the Lender shall, concurrently with such issuance, surrender the original Promissory Note to the Company for cancellation, or deliver a lost note affidavit in form reasonably acceptable to the Company if the original cannot be located.

2. Company’s Representations and Warranties. The Company represents and warrants that (i) the Debt is a valid and existing obligation of the Company in the amount set forth in the recitals hereto, (ii) the execution, delivery and performance of this Agreement by the Company have been authorized by all necessary action on the part of the Company, including review and approval by the independent members of the Company’s board of directors or audit committee, (iii) the terms of this Agreement, including the conversion price, have been approved by the independent members of the Company’s board of directors or audit committee as fair to and in the best interests of the Company, (iv) the Consideration Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, (v) the Company has sufficient authorized but unissued ordinary shares to issue the Consideration Shares, and (vi) the issuance of the Consideration Shares will not violate any applicable listing rules of the Nasdaq Stock Market or require any shareholder approval that has not been obtained.

3. Lender Representations and Warranties. The Company is issuing the shares aforementioned to the Lender in reliance upon the following representations and warranties made by Lender:

(a) Lender acknowledges and agrees that the Consideration Shares have not been registered under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, to the extent the Consideration Shares constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or are held by an affiliate of the Company, the Consideration Shares may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Lender acknowledges and agrees that (i) the Consideration Shares are being issued in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Consideration Shares have not been registered under the Securities Act, and (ii) the Consideration Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, in compliance with Regulation S under the Securities Act, meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b) Lender acknowledges and agrees that (i) the registered agent, transfer agent or any other person who maintains the Company’s shareholder register from time to time will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any shares in the form of definitive physical certificates will bear a restrictive legend.

(c) Lender acknowledges and agrees that: (i) the Consideration Shares have not been registered under the Securities Act, or under any state securities laws, and are being issued in reliance upon exemptions from such registration, including Section 3(a)(9) of the Securities Act, Regulation S under the Securities Act and/or Section 4(a)(2) of the Securities Act; (ii) Lender is acquiring the Consideration Shares solely for his own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (iii) Lender is a sophisticated purchaser with such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of acquiring the Consideration Shares; (iv) Lender has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Consideration Shares; (v) Lender is able to bear the economic risk and lack of liquidity inherent in holding the Consideration Shares; (vi) Lender is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (vii) Lender either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Lender’s business or financial experience, or the business or financial experience of Lender’s professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, has the capacity to protect Lender’s own interests in connection with the acquisition of the Consideration Shares.

(d) Lender’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Lender’s overall investment program and financial condition.

(e) Lender is familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act and state securities laws and the special meaning given to such term by the Securities and Exchange Commission. Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Consideration Shares.

(f) Lender understands that the Consideration Shares are not, at the time of issuance, registered under the Securities Act on the ground that the issuance of the Consideration Shares hereunder is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on Lender’s representations and warranties set forth herein.

(g) Lender has received all the information Lender considers necessary or appropriate for deciding whether to acquire the Consideration Shares. Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Consideration Shares and the business, properties, prospects and financial condition of the Company, and to obtain additional information necessary to verify the accuracy of any information furnished to Lender.

(h) Lender understands that neither the Consideration Shares nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Consideration Shares (or such portion thereof) or an available exemption from registration under the Securities Act, the Consideration Shares and each portion thereof must be held indefinitely. Lender is aware that the Consideration Shares may be sold pursuant to Rule 144 promulgated under the Securities Act only if all applicable conditions of that Rule are met, including those applicable to affiliates of the Company.

(i) Lender is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act, was outside the United States at the time this Agreement was executed and delivered by Lender, and is not acquiring the Consideration Shares for the account or benefit of any U.S. person. No “directed selling efforts” (as defined in Rule 902(c) of Regulation S) have been made in the United States by Lender, the Company or any person acting on behalf of either of them with respect to the Consideration Shares. Lender agrees that, during the applicable distribution compliance period under Regulation S, he will not offer, sell or otherwise transfer any Consideration Shares in the United States or to, or for the account or benefit of, any U.S. person, and that any offer, sale or other transfer of the Consideration Shares shall be made only in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption therefrom. Lender acknowledges that the Company shall refuse to register any transfer of the Consideration Shares not made in accordance with the foregoing.

4. Release.

(a) Effective upon the discharge of the Debt pursuant to Section 1, the Lender, on behalf of himself and his heirs, successors and assigns, releases and discharges the Company, its direct and indirect subsidiaries and their respective successors and assigns (collectively, the “Releasees”) from any and all claims, demands, obligations and liabilities, whether known or unknown, that the Lender has or may have against any of the Releasees arising out of or relating to the Debt, including any claim under the Promissory Note or any written or oral agreement or arrangement, in each case solely to the extent relating to the Debt, including any claim for principal, interest, fees, costs or other amounts payable in respect of the Debt (collectively, the “Released Claims”).

(b) Notwithstanding Section 4(a), the Released Claims do not include, and nothing in this Agreement shall release, waive or otherwise affect: (i) any rights or obligations under this Agreement, including the Lender’s right to receive the Consideration Shares; (ii) any rights of the Lender in his capacity as a director, officer, employee or shareholder of the Company, including any rights to compensation, indemnification, advancement of expenses or coverage under any directors’ and officers’ liability insurance policy; (iii) any rights of the Lender in respect of amounts outstanding under the Promissory Note in excess of the Debt; or (iv) any claim that cannot be released as a matter of applicable law.

5. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles. Each party irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, City of New York, for the purposes of any action arising out of or relating to this Agreement, and each party irrevocably waives any right to a trial by jury in any such action.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, electronic mail (including PDF) or other electronic means, all of which taken together shall constitute a single instrument.

[Signature page follows]

This Agreement is entered into and effective as of the date first written above.

For and on behalf of
Trident Digital Tech Holdings Ltd:

By:	/s/ Lim How Teck
Name:	Lim How Teck
Title:	Director

Lender:

/s/ Soon Huat Lim
Soon Huat Lim

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